Eaton Corporation
                         2002 Annual Report on Form 10-K
                                   Item 15 (c)
                                 Exhibit 10 (e)

                              EATON 1995 STOCK PLAN

1.  Purpose

The Plan enables non-employee directors and professional and management employees who contribute significantly to the success of Eaton Corporation (the "Company") to participate in its future prosperity and growth and to identify their interests with those of the shareholders. The purpose of the Plan is to provide long-term incentive through outstanding service to the Company and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in non-employee director, professional and management positions.

2.  Administration

(A)  Employee Awards

With respect to employee awards, the Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall consist of at least three non-employee directors selected by the Board. All other non-employee directors also may serve as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee.

(B)  Non-employee Director Options

With respect to non-employee director options, the Plan shall be administered by the Non-employee Director Options Committee, which shall be comprised of the members of the Board who are employees of the Company.

(C)  Authority of Committees

With respect only to those awards for which it has administrative responsibility, the Committee and the Non-employee Director Options Committee shall each have complete authority to interpret all provisions of the Plan consistent with law, to determine the type and terms of awards consistent with the provisions of the Plan, to prescribe the form of instruments evidencing awards, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of each committee shall be final and conclusive. The committees may act by resolution or in any other manner permitted by law.

3.  Shares Available

The aggregate of (a) the number of Eaton common shares delivered by the Company in payment and upon exercise of awards to employees and non-employee directors and (b) the number of shares subject to outstanding awards to employees and non-employee directors shall not exceed 5,000,000 at any one time, subject to adjustments as authorized herein. Shares related to awards that are forfeited, terminated, unexercised upon expiration, settled in cash in lieu of shares or in such manner that all or some of the shares covered by an award are not issued, or exchanged for awards that do not involve shares, shall immediately become available for other awards. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The maximum aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period is 500,000.

Awards may be made under the Plan on or after January 1, 1995, subject to approval of the Plan by shareholders at the 1995 annual meeting.

4.  Eligibility for Employee Awards

Any salaried employee (including officers) of the Company or any of its subsidiaries occupying a professional or management position may be granted an award. The Committee (a) will designate employees to whom grants are to be made,
(b) will specify the number of options, stock appreciation rights, performance shares, restricted shares or other stock-based awards subject to each grant, and
(c) subject to Section 5(C), will specify the price of the award.

5. Stock Options

(A) Employee Stock Options

Grants. The Committee may grant to eligible employees (i) options which are intended to qualify as incentive stock options ("Incentive Stock Options") under the Internal Revenue Code, or (ii) options which are not intended to qualify as Incentive Stock Options. Each option will give the employee the right to purchase a designated number of the Company's common shares with a par value of 50(cent) each ("shares"). The aggregate fair market value (at the time of grant) of shares for Incentive Stock Options under all plans of the Company which become initially exercisable by an employee during any calendar year shall not exceed $100,000 (or such other amount as may be provided by the Internal Revenue Code or regulations thereunder).

Exercise. Each option shall be exercisable on such date or dates, during such period and for such number of shares, as shall be determined by the Committee as of the date of grant, although grants to employees subject to Section 16(b) of the Securities Exchange Act of 1934 ("16b") shall not be exercisable for at least six months after those options are granted. The Committee may, in its sole discretion, accelerate the times when an option may be exercised and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not subject to 16b.

(B) Non-employee Director Stock Options

Grants. Subject to approval by shareholders at the 1995 annual meeting, each person serving as a non-employee director on January 24, 1995 and who continues serving in that capacity after the annual meeting of shareholders on April 26, 1995, has been granted an option for 5,000 shares at an exercise price of $48.56. Each person who becomes a non-employee director after January 24, 1995 automatically shall be granted an option for 5,000 shares upon the date of his or her election. Each non-employee director shall automatically be granted an option for 1,000 shares on each granting date that he or she continues to serve in that capacity, beginning in the year after that director receives his or her initial grant. The granting date is the Tuesday immediately before the fourth Wednesday of each January.

Term. The term of each option shall be ten years from the date of grant.

Exercise. An option shall be fully exercisable six months following the later of the date of grant or shareholder approval of the Plan.

(C) Price

Each employee and non-employee director option shall state the number of shares to which it pertains and the option price. The option price shall be the fair market value of the shares subject to the option on the date of grant. The fair market value shall be the mean between the high and low prices as quoted on the New York Stock Exchange Composite Transactions.

(D)  Payment

The price at which shares may be purchased upon exercise of an employee or non-employee director option shall be paid in full at the time of exercise in cash, or, if permitted by the applicable committee, by means of tendering shares or other consideration valued at fair market value on the date of exercise, or any combination thereof. The applicable committee shall determine acceptable methods of tendering shares or other consideration.

6.  Stock Appreciation Rights

The Committee may grant stock appreciation rights to eligible employees in connection with any option granted under the Plan, or separate and apart from any option.

Stock appreciation rights granted in conjunction with an option entitle the holder of an option, upon exercise of the stock appreciation rights, to surrender the option, or any applicable portion thereof, to the extent unexercised, and to receive a number of shares, or cash and shares, as the Committee may determine. The cash or number of shares that the holder shall be entitled to receive shall equal in aggregate fair market value the amount by which the fair market value per share on the date of such exercise (as determined by the Committee in its sole discretion) shall exceed the option price per share of the related option, multiplied by the number of shares in respect of which the stock appreciation rights have been exercised. Stock appreciation rights granted separate and apart from any option entitle the holder, upon exercise of such rights, to receive a payment measured by the increase in the fair market value of a number of shares designated by such rights from the date of grant to the date of exercise.

The number of shares subject to a stock appreciation right shall be counted against the individual limit on the maximum number of shares that may be awarded to any employee during any three consecutive calendar year period, and against the maximum number of shares which may be delivered under the Plan. The number of shares subject to a stock appreciation right granted in conjunction with an option shall be deemed to be the number of shares subject to the option. The number of shares subject to a freestanding stock appreciation right shall be the number of shares to which the right applies.

7.  Performance Shares

The Committee may grant performance shares to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. The Committee shall establish award periods and shall establish the number of performance shares to be earned if Company performance objectives are met. The performance objectives shall be stated in terms of cash flow return on gross capital employed in the Company's business ("CRC"). CRC equals the total of net income plus depreciation, goodwill amortization and after-tax net interest divided by the total of capital plus accumulated depreciation minus goodwill and short-term investments. After performance shares have been awarded and performance objectives have been established, the Committee may not increase the number of performance shares that may be earned by any employee upon attainment of those performance objectives within a performance period. The actual levels of CRC to be achieved, and the length of the performance period and other terms and conditions of the performance shares, shall be determined by the Committee.

To the extent performance shares are forfeited or the grant of performance shares has expired or is surrendered, canceled or terminated, the shares subject to the grant shall be available for future grants if within other plan limitations.

8.  Other Awards

The Committee may grant other share-based awards to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. Such grants may include restricted shares. The Committee may specify such criteria or periods for payment as it shall determine and the extent to which such criteria or periods have been met shall be conclusively determined by the Committee. Other share-based grants may be paid in shares or other consideration related to shares, as specified by the grant, and shall have such terms and conditions as shall be determined by the Committee.

9.  Assignability

Awards intended to be exempt from 16b are transferable only by will or the laws of descent and distribution or to such greater extent as permitted by applicable 16b regulations. Such awards are exercisable during the grantee's lifetime only by him or by his guardian or legal representative or by such others as permitted by applicable 16b regulations. The appropriate committee shall have discretionary authority to grant awards not intended to be exempt from 16b which are transferable to members of an award holder's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred award may be exercised or transferred by the transferee only to the extent that the grantee would have been entitled had the award not been transferred. Notwithstanding anything herein to the contrary, the exercise of incentive stock options shall be limited as required by the Internal Revenue Code and applicable regulations.

10.  Adjustments

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the appropriate committee shall equitably adjust (a) the number and class of shares
(i) reserved under he Plan, (ii) for which awards may be granted to an individual, and (iii) covered by outstanding awards denominated in shares or share units, (b) the prices relating to outstanding awards, and (c) the appropriate fair market value and other price determinations for such awards.

11.  General Provisions

The Company shall have the right to deduct from any cash payment made under the Plan any taxes required by law to be withheld. It shall be a condition to the obligation of the Company to deliver shares that the participant pay the Company such amount as it may request for the purpose of satisfying any such tax liability. Any award under the Plan may provide that the participant may elect, in accordance with any applicable committee regulations, to pay the amount of such withholding taxes in shares.

No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an award until a certificate or certificates for the shares have been delivered to that person, estate or other entity. The Plan shall not confer upon any non-employee director or employee any right to continue in that capacity. The Plan and all determinations made and actions taken pursuant hereto, to the extent not governed by the laws of the United States, shall be governed by the laws of Ohio.

12.  Amendment

The Board of Directors of the Company may alter, amend or terminate the Plan from time to time, except that the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued, (ii) increase the maximum number of shares which may be granted to any employee, (iii) grant options or stock appreciation rights at a purchase price below fair market value on date of grant, or (iv) materially modify the requirements as to eligibility for participation in the Plan. The provisions of the Plan pertaining to the awards to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

13.  Effective and Termination Dates

The Plan will become effective as of January 1, 1995, if and when approved by shareholders holding a majority of the Company's outstanding common shares entitled to vote at the 1995 annual meeting of shareholders.

No awards shall be granted under the Plan after December 31, 2004. Awards granted before that date shall remain valid thereafter in accordance with their terms.